Exhibit 99.1

HOLLY CORPORATION TO PRESENT AT CSFB’s SMALL AND MID-CAP CONFERENCE

DALLAS, TX, September 13, 2004 — Holly Corporation (NYSE: HOC) today announced that it will participate and present at Credit Suisse First Boston’s small and midsize company energy conference in Boston on Tuesday, September 14, 2004. A copy of the presentation will be posted on the Holly website at www.hollycorp.com.

Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel and jet fuel. Holly operates through its subsidiaries a 75,000 bpd refinery located in Artesia, New Mexico, a 25,000 bpd refinery in Woods Cross, Utah, and a 8,000 bpd refinery in Great Falls, Montana. Holly also owns a 51% interest in Holly Energy Partners, L.P.(NYSE: HEP). Holly Energy owns, leases and/or operates refined product pipelines in New Mexico and Texas, and owns and operates refined product terminals in Texas, New Mexico, Arizona, Utah, Idaho and Washington. Holly Energy also owns a 70% interest in Rio Grande Pipeline Company, a pipeline transporting LPGs from Texas to the Mexico border.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are forward-looking statements based on management’s belief and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot give any assurances that these expectations will prove to be correct. The Company assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION, Contact:
Stephen J. McDonnell, Vice President and Chief Financial Officer
M. Neale Hickerson, Vice President—Treasury & Investor Relations
Holly Corporation
(214) 871-3555